UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities

As of June 2, 2025, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (“Class I Common Shares”) (with the final number of shares being determined on June 23, 2025) to feeder vehicles primarily created to hold the Fund’s Class I Common Shares. The offer and sale of these Class I Common Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of June 2, 2025 (number of shares finalized on June 23, 2025)	8,156,842	$200,987,027

Item 7.01.	Regulation FD Disclosures

June 2025 Distributions

On June 23, 2025, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Previously Declared Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1800	$0.0200	$0.0000	$0.2000
Class S Common Shares	$0.1800	$0.0200	$0.0172	$0.1828
Class D Common Shares	$0.1800	$0.0200	$0.0051	$0.1949

The distributions for each class of Shares are payable to shareholders of record as of the open of business on June 30, 2025 and will be paid on or around July 29, 2025. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

On June 23, 2025, the Fund announced that its Board of Trustees declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made to shareholders of record as of the open of business on July 31, 2025, August 29, 2025 and September 30, 2025, on or around August 27, 2025, September 26, 2025 and October 28, 2025, respectively. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of May 31, 2025, unless otherwise noted)

For the month ended May 31, 2025, the Fund’s net asset value (“NAV”) per share was $24.64, compared to $24.58 as of April 30, 2025. The Fund’s 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date returns through May 31, 2025 for Class I Common Shares were 1.08%, 1.93%, 3.20%, 8.96%, 10.86% and 8.70%, respectively (inception date was January 7, 2022).1 As of June 23, 2025, the Fund’s annualized distribution rate for Class I Common Shares, including the distribution declared on June 23, 2025 and the special distribution announced on March 24, 2025, was 9.74%.2

As of May 31, 2025, our portfolio was approximately $18.8 billion based on fair market value across 345 portfolio companies and 54 industries. Our portfolio consisted of approximately 100% first lien debt investments and approximately 95% floating rate debt investments based on fair market value. The weighted average EBITDA of our directly originated debt investments was $275 million,3 and our portfolio’s overall weighted-average net loan-to-value, weighted average yield at amortized cost, weighted-average net leverage and interest coverage were 40%, 9.22%,4 4.7x, and 2.3x, respectively.5

As of May 31, 2025, the Fund’s net leverage ratio was 0.45x,6 and we had approximately $3.0 billion of excess availability under our secured funding facilities.7

Select Recent Transaction Highlights

Polywood

In May 2025, Apollo led an add-on term loan for Polywood LLC (“Polywood”) as part of a dividend-recapitalization. Apollo was able to lead the transaction due to its incumbency in Polywood’s existing first lien term loan, where Apollo served as a Joint Lead Arranger for a $400 million term loan in March 2024. Polywood is a recycled plastic outdoor furniture company and a leading player in the high-density polyethylene outdoor furniture market. ADS participated in the transaction alongside other Apollo-managed investment funds.

Adevinta

In May 2025, Apollo participated in a €6.25 billion dividend-recapitalization for Adevinta (“Adevinta”), increasing its investment in Adevinta. Apollo originally invested in the €4.5 billion unitranche financing for the take private transaction by the Permira & Blackstone consortium in May 2024. Adevinta is a group of online classifieds portals, including three leading platforms in France and Germany. The transaction represents the largest unitranche deal to date in the European market. Due to our strong relationship with the sponsors, Apollo was able to participate in the transaction. ADS participated in the transaction alongside other Apollo-managed investment funds.

1.

Past performance is not indicative of future results. Total returns for periods greater than one year are annualized. For Class S common shares of beneficial interest (“Class S Common Shares”), excluding maximum upfront placement fees, ADS generated returns of 1.00%, 1.72%, 2.84%, 8.04%, 9.93%, and 7.79% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through May 31, 2025 (inception date is February 1, 2022), respectively. For Class S Common Shares, including maximum upfront placement fees, ADS generated returns of -2.50%, -1.83%, -0.73%, 4.29%, 8.59%, and 6.64% for the 1-month, 3-month, year-to-date, 1-year, 3-year, and annualized inception-to-date periods through May 31, 2025 (inception date is February 1, 2022), respectively. For Class D common shares of beneficial interest (“Class D Common Shares”), excluding maximum upfront placement fees, ADS generated returns 1.06%, 1.87%, 3.10%, 8.69%, and 12.07% for the 1-month, 3-month, year-to-date, 1-year and annualized inception-to-date periods through May 31, 2025 (inception date is July 1, 2022), respectively. For Class D Common Shares, including maximum upfront placement fees, ADS generated returns of -0.44%, 0.35%, 1.56%, 7.07%, and 11.50% for the 1-month, 3-month, year-to-date, 1-year, and annualized inception-to-date periods through May 31, 2025 (inception date is July 1, 2022), respectively. Class S Common Shares and Class D Common Shares listed as including the upfront maximum placement fees reflect the returns after the maximum upfront placement fees. No upfront sales load will be paid to the Fund with respect to Class S Common Shares, Class D Common Shares or Class I Common Shares, however, if a shareholder buys Class S Common Shares or Class D Common Shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Common Shares and 3.5% cap on NAV for Class S Common Shares. Class I Common Shares do not have upfront placement fees.

2.

The annualized distribution rate is as of June 23, 2025, and is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared on June 23, 2025 and the special distribution announced on March 24, 2025 was 8.90% for Class S Common Shares and 9.49% for Class D Common Shares. The annualized distribution rate, including the distribution declared on June 23, 2025 and excluding the special distribution announced on March 24, 2025, is 8.77% for Class I Common Shares, 7.93% for Class S Common Shares and 8.52% for Class D Common Shares.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA).

4.	Excludes investments on non-accrual status.
5.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

6.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

7.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01.	Other Events

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund’s Shares as of May 31, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of May 31, 2025
Class I Common Shares	$24.64
Class S Common Shares	$24.64
Class D Common Shares	$24.64

As of May 31, 2025, the Fund’s aggregate NAV was $12.8 billion, the fair value of its investment portfolio was approximately $18.8 billion and it had approximately $6.1 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.47x. The Fund’s net leverage ratio as of May 31, 2025 was approximately 0.45x.1

[1]

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $10.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	147,210,292	$3,617,992,066
Class S Common Shares	104,103,827	$2,560,158,226
Class D Common Shares	1,155,542	$28,415,710
Private Offering:
Class I Common Shares	295,060,510	$7,292,431,959
Class S Common Shares	—	—
Class D Common Shares	—	—

Total Offering and Private Offering *	547,530,171	$13,498,997,960

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: June 23, 2025	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary